                                                                Exhibit 23(i)(2)

                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                 We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Prudential High Yield Fund, Inc. filed as part of Registration Statement No. 2-63394 and to the use of our opinion of counsel, incorporated by reference to Exhibit 10 to Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A (File No. 2-63394).


                                        Swidler Berlin Shereff Friedman, LLP
                                        /s/ Swidler Berlin Shereff Friedman, LLP

New York, New York

February 29, 2000